Exhibit 99.1

Contact:

Frank A. Cavallaro, SEVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-306-8933

PEAPACK-GLADSTONE FINANCIAL CORPORATION

REPORTS THIRD QUARTER FINANCIAL RESULTS

Bedminster, N.J. – October 22, 2025 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market: PGC) (the "Company") announces its third quarter 2025 financial results.

This earnings release should be read in conjunction with the Company’s Q3 2025 Investor Update, a copy of which is available on our website at www.peapackprivate.com and via a Current Report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.

The Company recorded net income of $9.6 million and diluted earnings per share (“EPS”) of $0.54 for the quarter ended September 30, 2025, which is an increase of 21%, compared to net income of $7.9 million and diluted EPS of $0.45 for the quarter ended June 30, 2025.

Through the first nine months of the year, deposits grew $433 million, or 7%, to $6.6 billion as of September 30, 2025. Core relationship deposits increased $708 million during the nine months ended September 30, 2025 with noninterest-bearing deposits increasing by $211 million, or 19%, during this period. The deposit growth funded $506 million of loan growth at a weighted average coupon of 6.75%, resulting in an incremental spread of more than 400 basis points through the first nine months of 2025.

Net interest income increased $2.3 million, or 5%, on a linked quarter basis to $50.6 million for the third quarter of 2025 compared to $48.3 million for the second quarter of 2025. The growth in net interest income was driven by improvement in the yield on average interest earning assets, as well as continued improvement in the net interest margin. The net interest margin ("NIM") increased to 2.81% for the quarter ended September 30, 2025 compared to 2.77% for the quarter ended June 30, 2025 and 2.34% for the quarter ended September 30, 2024.

“We continue to make significant progress with our Metro New York expansion,” said Douglas L. Kennedy, President and CEO. “Over the past two years, our newly hired teams have onboarded more than 850 new client relationships, adding over $1.75 billion in core relationship deposits and more than $900 million in new loans. This momentum has enabled us to deliver a fourth consecutive quarter of positive operating leverage, grow core earnings by 54% over the last twelve months, drive improvement in earnings per share and tangible book value per share, all while absorbing significant investments in our expansion efforts.”

“We continued to add talented professionals in the third quarter as we expanded our equipment finance group by adding an experienced team in Long Island. We also hired three New York-based wealth advisors to take advantage of our growing presence in that market. Our transformation into Peapack Private Bank & Trust reflects our evolution toward becoming the premier boutique private bank serving Metro New York," stated Mr. Kennedy.

Mr. Kennedy also noted, “With strong earnings momentum, we aggressively addressed problem credits as nonperforming assets declined by $31 million in the quarter. Going forward we will continue to actively manage other problem assets with a focus on capital preservation.”

The following are select highlights for the period ended September 30, 2025:

Wealth Management:

•
AUM/AUA in our Wealth Management Division grew by $1.0 billion to $12.9 billion at September 30, 2025 compared to $11.9 billion at December 31, 2024.
•
New business inflows for Q3 2025 totaled $214 million.
•
Wealth Management fee income was $15.8 million in Q3 2025, which amounted to 22% of total revenue for the quarter.

Commercial Banking and Balance Sheet Management:

•
Total loans increased $506 million to $6.0 billion at September 30, 2025 from $5.5 billion at December 31, 2024.
•
Commercial and industrial lending (“C&I”) accounted for 69% of the new business originations during the third quarter. C&I balances represented 44% of the total loan portfolio at September 30, 2025.
•
Total deposits increased by $433 million, to $6.6 billion at September 30, 2025 compared to $6.1 billion at December 31, 2024. Noninterest-bearing demand deposits grew $86 million during the third quarter, and represented 20% of total deposits as of September 30, 2025.
•
Fee income on unused commercial lines of credit totaled $825,000 for Q3 2025.
•
The NIM expanded to 2.81% for Q3 2025, an increase of 4 basis points compared to 2.77% for Q2 2025.

Capital Management:

•
Tangible book value per share increased 7% to $34.10 per share at September 30, 2025 compared to $31.89 at December 31, 2024. Book value per share increased 6% to $36.62 per share at September 30, 2025 compared to $34.45 at December 31, 2024. Tangible book value per share is a non-GAAP financial measure. See the reconciliation tables included in this release for further detail.
•
At September 30, 2025, the Tier 1 Leverage Ratio was 9.89% for Peapack Private Bank & Trust (the "Bank") and 8.86% for the Company. The Common Equity Tier 1 Ratio was 11.70% for the Bank and 10.47% for the Company at September 30, 2025. These ratios remain significantly above well capitalized standards, as capital continues to benefit from net income generation.

SUMMARY INCOME STATEMENT DETAILS:

The following tables summarize specified financial details for the periods shown.

September 2025 Quarter Compared to Prior Year

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	Increase/
(Dollars in millions, except per share data) (unaudited)	2025	2024	(Decrease)
Net interest income	$144.37	$107.10	$37.27	35%
Wealth management fee income	47.18	45.98	1.20	3
Capital markets activity	2.16	2.30	(0.14)	(6)
Other income	11.09	10.91	0.18	2
Total other income	60.43	59.19	1.24	2

Total Revenue	204.80	166.29	38.51	23%

Operating expenses	153.63	127.82	25.81	20
Pretax income before provision for credit losses	51.17	38.47	12.70	33
Provision for credit losses	15.85	5.76	10.09	175
Pretax income	35.32	32.71	2.61	8
Income tax expense	10.15	8.96	1.19	13
Net income	$25.17	$23.75	$1.42	6%
Diluted EPS	$1.42	$1.34	$0.08	6%

Return on average assets	0.47%	0.49%	(0.02)
Return on average equity	5.41%	5.42%	(0.01)

September 2025 Quarter Compared to Prior Year Quarter

	Three Months Ended	Three Months Ended
	September 30,	September 30,	Increase/
(Dollars in millions, except per share data) (unaudited)	2025	2024	(Decrease)
Net interest income	$50.57	$37.68	$12.89	34%
Wealth management fee income	15.80	15.15	0.65	4
Capital markets activity	0.90	0.44	0.46	105
Other income	3.42	3.35	0.07	2
Total other income	20.12	18.94	1.18	6

Total Revenue	70.69	56.62	14.07	25%

Operating expenses	52.30	44.65	7.65	17
Pretax income before provision for credit losses	18.39	11.97	6.42	54
Provision for credit losses	4.79	1.22	3.57	293
Pretax income	13.60	10.75	2.85	27
Income tax expense	3.97	3.16	0.81	26
Net income	$9.63	$7.59	$2.04	27%
Diluted EPS	$0.54	$0.43	$0.11	26%

Return on average assets annualized	0.53%	0.46%	0.07
Return on average equity annualized	6.12%	5.12%	1.00

September 2025 Quarter Compared to Linked Quarter

	Three Months Ended	Three Months Ended
	September 30,	June 30,	Increase/
(Dollars in millions, except per share data) (unaudited)	2025	2025	(Decrease)
Net interest income	$50.57	$48.29	$2.28	5%
Wealth management fee income	15.80	15.94	(0.14)	(1)
Capital markets activity	0.90	0.80	0.10	13
Other income	3.42	4.71	(1.29)	(27)
Total other income	20.12	21.45	(1.33)	(6)

Total Revenue	70.69	69.74	0.95	1%

Operating expenses	52.30	51.89	0.41	1
Pretax income before provision for credit losses	18.39	17.85	0.54	3
Provision for credit losses	4.79	6.59	(1.80)	(27)
Pretax income	13.60	11.26	2.34	21
Income tax expense	3.97	3.32	0.65	20
Net income	$9.63	$7.94	$1.69	21%
Diluted EPS	$0.54	$0.45	$0.09	20%

Return on average assets annualized	0.53%	0.45%	0.08
Return on average equity annualized	6.12%	5.11%	1.01

SUPPLEMENTAL QUARTERLY DETAILS:

Wealth Management

AUM/AUA in the Bank’s Wealth Management Division increased to $12.9 billion at September 30, 2025 compared to $11.9 billion at December 31, 2024. For the September 2025 quarter, the Wealth Management Team generated $15.8 million in fee income, compared to $15.9 million for the June 30, 2025 quarter and $15.2 million for the September 2024 quarter.

John Babcock, President of the Bank's Wealth Management Division, noted, “Q3 2025 saw continued strong client inflows driven by new accounts and client additions of $214 million. Our new business pipeline is healthy, and we continue to remain focused on delivering excellent service and advice to our clients. Our highly skilled wealth management professionals, our fiduciary powers and expertise, and our financial planning capabilities combined with our high-touch client service model distinguishes us in our market and continues to drive our growth and success.”

Loans / Commercial Banking

Total loans increased $506 million, or 9%, to $6.0 billion at September 30, 2025, compared to $5.5 billion at December 31, 2024, primarily driven by commercial and industrial loan originations during the quarter. C&I growth was driven by business expansion and capital investment. Total C&I loans and leases at September 30, 2025 were $2.7 billion or 44% of the total loan portfolio.

Mr. Kennedy noted, “We are proud to have built a leading middle-market commercial banking franchise, as evidenced by our C&I loan portfolio and complimented by Treasury Management services, Corporate Advisory and SBA businesses. These business lines fit perfectly with our private banking business model and will continue to generate solid production going forward. During the current year, we have originated loans that carried an average spread of more than 425 basis points above our current cost of funds.”

Net Interest Income (NII)/Net Interest Margin (NIM)

The Company’s NII of $50.6 million and NIM of 2.81% for Q3 2025 increased $2.3 million and four basis points from NII of $48.3 million and NIM of 2.77% for the linked quarter (Q2 2025) and increased $12.9 million and 47 basis points from NII of $37.7 million and NIM of 2.34% compared to the prior year period (Q3 2024). Our single point of contact private banking strategy and New York City expansion continues to deliver lower-cost core deposit relationships resulting in consistent improvement in our net interest margin.

Funding / Liquidity / Interest Rate Risk Management

Total deposits increased $433 million to $6.6 billion at September 30, 2025 from $6.1 billion at December 31, 2024. The growth in deposits strengthened balance sheet liquidity and reduced reliance on outside borrowings and other non-core funding sources. There were no outstanding overnight borrowings at September 30, 2025.

At September 30, 2025, the Company’s balance sheet liquidity (investments available for sale, interest-earning deposits and cash) totaled $1.1 billion, or 15% of total assets. The Company maintains additional liquidity resources of approximately $3.8 billion through secured available borrowing facilities with the Federal Home Loan Bank and the Federal Reserve Discount Window. The available funding from the Federal Home Loan Bank and the Federal Reserve are secured by the Company’s loan and investment portfolios. The Company's total on and off-balance sheet liquidity totaled $4.9 billion at September 30, 2025, which amounts to 267% of the total uninsured/uncollateralized deposits currently on the Company’s balance sheet.

Income from Capital Markets Activities

Noninterest income from Capital Markets activities (detailed below) totaled $901,000 for the September 2025 quarter compared to $799,000 for the June 2025 quarter and $435,000 for the September 2024 quarter. The third quarter of 2025 benefitted from one corporate advisory transaction for $639,000.

	Three Months Ended	Three Months Ended	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data) (unaudited)	2025	2025	2024
Gain on loans held for sale at fair value (Mortgage banking)	$6	$27	$15
Fee income related to loan level, back-to-back swaps	—	221	—
Gain on sale of SBA loans	203	521	365
Corporate advisory fee income	692	30	55
Total capital markets activity	$901	$799	$435

Other Noninterest Income (other than Wealth Management Fee Income and Income from Capital Markets Activities)

Other noninterest income was $3.4 million for Q3 2025 compared to $4.7 million for Q2 2025 and $3.4 million for Q3 2024. Q3 2025 included income of $398,000 recorded by the Equipment Finance Division related to equipment transfers to lessees upon the termination of leases compared to income of $482,000 for Q2 2025 and $225,000 for Q3 2024. Additionally, Q3 2025 included $825,000 of unused line fees compared to $869,000 for Q2 2025 and $845,000 for Q3 2024. Other income also included a gain of $875,000 in the second quarter of 2025 for the termination of a lease agreement for a branch location that was no longer in use.

Operating Expenses

Total operating expenses were $52.3 million for the third quarter of 2025, compared to $51.9 million for the second quarter of 2025 and $44.6 million for the quarter ended September 30, 2024. The increase during the third quarter was primarily driven by expenses associated with the Company’s ongoing expansion into New York City and Long Island, increased health insurance costs, and annual merit increases. The addition of production teams in Long Island and the new equipment financing team also contributed to the growth in operating expenses.

Mr. Kennedy noted, “We continue to make investments related to our strategic decision to expand into Metro New York City and are confident that these investments will position us for future growth and profitability, which will ultimately translate to increased shareholder value. We continue to look for opportunities to create efficiencies and manage expenses throughout the Company while investing in enhancements to the client experience."

Income Taxes

The effective tax rate for the three months ended September 30, 2025 was 29.2%, as compared to 29.5% for the June 2025 quarter and 29.4% for the quarter ended September 30, 2024.

Asset Quality / Provision for Credit Losses

Nonperforming assets decreased to $84.1 million, or 1.13% of total assets, at September 30, 2025, as compared to $115.0 million, or 1.60% of total assets, at June 30, 2025. The decrease in nonperforming assets during the third quarter was driven by the resolution of an equipment financing relationship with a loan balance of $20.1 million and three multifamily loans with balances totaling $11.8 million. Loans past due 30 to 89 days and still accruing increased to $28.8 million, or 0.48% of total loans, at September 30, 2025 compared to $15.5 million, or 0.27% of total loans, at June 30, 2025. The increase in loans past due is principally due to $4.2 million of multifamily loans and $8.8 million of C&I loans . Criticized and classified loans decreased during the third quarter by $41.2 million to $191.5 million at September 30, 2025 compared to $232.7 million at June 30, 2025. The decline in criticized and classified loan balances was primarily driven by the reduction in nonperforming assets mentioned above. The Company currently has no loans or leases on deferral and still accruing.

For the quarter ended September 30, 2025, the provision for credit losses was $4.8 million compared to $6.6 million for the June 2025 quarter and $1.2 million for the September 2024 quarter. The provision for credit losses in the third quarter of 2025 was driven by an increase in specific reserves totaling $4.3 million related to two multifamily loans, in addition to an increase driven by loan growth of $203 million.

At September 30, 2025, the allowance for credit losses ("ACL") was $68.6 million (1.14% of total loans), compared to $81.8 million (1.40% of total loans) at June 30, 2025, and $71.3 million (1.34% of total loans) at September 30, 2024. The decrease in the ACL during the third quarter was mainly driven by charge-offs of $18.0 million during the period. A charge-off of $11.3 million was related to one equipment financing relationship and charge-offs of $6.7 million were associated with three multifamily loans that were liquidated in the third quarter. Each of the charge-offs in the current period were tied to specific provisions that were recorded in previous periods.

Mr. Kennedy noted, “We continue to closely monitor asset quality metrics and work through each problem credit individually, while carrying appropriate reserve coverage."

Capital

The Company’s capital position increased during the third quarter of 2025 due to net income of $9.6 million and positive movement in accumulated other comprehensive income of $5.1 million related to the fair value of the Company’s investment securities portfolio driven by the interest rate environment. Those increases were partially offset by the repurchase of 100,000 shares through the Company's repurchase program at a total cost of $2.7 million.

Tangible book value per share increased 7% to $34.10 per share at September 30, 2025 from $31.89 at December 31, 2024. (Tangible book value per share is a non-GAAP financial measure. See the reconciliation tables included in this release for further detail.) Book value per share increased 6% to $36.62 per share at September 30, 2025 compared to $34.45 at December 31, 2024. The Company’s and Bank’s regulatory capital ratios as of September 30, 2025 remain strong. Where applicable, such ratios remain well above regulatory well capitalized standards.

The Company employs quarterly capital stress testing modeling of an adverse case and severely adverse case. In the most recently completed stress test (as of June 30, 2025), the Bank remains well capitalized over a two-year stress period.

On September 29, 2025, the Company declared a cash dividend of $0.05 per share payable on November 28, 2025 to shareholders of record on November 6, 2025.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $7.4 billion and assets under management and/or administration of $12.9 billion as of September 30, 2025. Founded in 1921, Peapack Private Bank & Trust, a subsidiary of Peapack-Gladstone Financial Corporation, is a commercial bank that offers a client-centric approach to banking, providing high-quality products along with customized and innovative wealth management, investment banking, commercial and retail solutions. The Bank's wealth management division offers comprehensive financial, tax, fiduciary and investment advice and solutions to individuals, families, privately held businesses, family offices and not-for-profit organizations, which help them to establish, maintain and expand their legacy. Peapack Private Bank & Trust offers an unparalleled commitment to client service. Visit www.peapackprivate.com for more information.

FORWARD-LOOKING STATEMENTS

The foregoing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•
our ability to successfully grow our business and implement our strategic plan, including our ability to generate revenues to offset the increased personnel and other costs related to the strategic plan;
•
the impact of anticipated higher operating expenses in 2025 and beyond;
•
our ability to successfully integrate wealth management firm and team acquisitions;
•
our ability to successfully integrate our expanded employee base;
•
an unexpected decline in the economy, in particular in our New Jersey and New York market areas, including potential recessionary conditions;
•
declines in our net interest margin caused by the interest rate environment and/or our highly competitive market;
•
declines in the value in our investment portfolio;
•
impact from a pandemic event on our business, operations, customers, allowance for credit losses and capital levels;
•
higher than expected increases in our allowance for credit losses;
•
higher than expected increases in credit losses or in the level of delinquent, nonperforming, classified and criticized loans or charge-offs;
•
inflation and changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and lead to higher operating costs;
•
decline in real estate values within our market areas;
•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs;
•
the imposition of tariffs or other domestic or international governmental policies and retaliatory responses;
•
the impact of the current federal government shutdown;
•
the failure to maintain current technologies and/or to successfully implement future information technology enhancements;
•
successful cyberattacks against our IT infrastructure and that of our IT and third-party providers;
•
higher than expected FDIC insurance premiums;
•
adverse weather conditions;
•
the current or anticipated impact of military conflict, terrorism or other geopolitical events;
•
our inability to successfully generate new business in new geographic markets, including our expansion into New York City and Long Island;
•
a reduction in our lower-cost funding sources;
•
changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio;
•
our inability to adapt to technological changes;
•
claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters;

•
our inability to retain key employees;
•
demands for loans and deposits in our market areas;
•
adverse changes in securities markets;
•
changes in New York City rent regulation law;
•
changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
•
changes in accounting policies and practices; and/or
•
other unexpected material adverse changes in our financial condition, operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024. Except as may be required by the applicable law or regulation, we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31	Sept 30,
	2025	2025	2025	2024	2024
Income Statement Data:
Interest income	$92,545	$89,651	$86,345	$86,166	$83,203
Interest expense	41,972	41,361	40,840	44,258	45,522
Net interest income	50,573	48,290	45,505	41,908	37,681
Wealth management fee income	15,798	15,943	15,435	15,482	15,150
Service charges and fees	1,184	1,194	1,112	1,323	1,327
Bank owned life insurance	383	370	371	335	390
Gain on loans held for sale at fair value (Mortgage banking)	6	27	63	58	15
Loss on loans held for sale at lower of cost or fair value	(364)	—	—	—	—
Fee income related to loan level, back-to-back swaps	—	221	—	—	—
Gain on sale of SBA loans	203	521	302	—	365
Corporate advisory fee income	692	30	90	56	55
Other income	2,094	3,096	1,286	2,125	1,162
Securities gains, net	—	7	—	—	—
Fair value adjustment for CRA equity security	125	42	195	549	474
Total other income	20,121	21,451	18,854	19,928	18,938

Total revenue	70,694	69,741	64,359	61,836	56,619

Compensation and employee benefits	36,756	36,061	35,879	32,915	31,050
Premises and equipment	6,676	6,641	6,154	5,995	5,633
FDIC insurance expense	1,345	1,045	855	825	870
Other expenses	7,520	8,146	6,552	8,125	7,096
Total operating expenses	52,297	51,893	49,440	47,860	44,649
Pretax income before provision for credit losses	18,397	17,848	14,919	13,976	11,970
Provision for credit losses	4,790	6,586	4,471	1,738	1,224
Income before income taxes	13,607	11,262	10,448	12,238	10,746
Income tax expense	3,976	3,321	2,853	2,998	3,159
Net income	$9,631	$7,941	$7,595	$9,240	$7,587

Per Common Share Data:
Earnings per share (basic)	$0.55	$0.45	$0.43	$0.53	$0.43
Earnings per share (diluted)	0.54	0.45	0.43	0.52	0.43
Weighted average number of common shares outstanding:
Basic	17,576,899	17,704,110	17,610,917	17,585,213	17,616,046
Diluted	17,686,979	17,773,237	17,812,222	17,770,717	17,700,042
Performance Ratios:
Return on average assets annualized (ROAA)	0.53%	0.45%	0.43%	0.54%	0.46%
Return on average equity annualized (ROAE)	6.12%	5.11%	4.98%	6.15%	5.12%
Return on average tangible equity annualized (ROATCE) (A)	6.59%	5.50%	5.37%	6.65%	5.54%
Net interest margin (tax-equivalent basis)	2.81%	2.77%	2.68%	2.46%	2.34%
GAAP efficiency ratio (B)	73.98%	74.41%	76.82%	77.40%	78.86%
Operating expenses / average assets annualized	2.87%	2.92%	2.82%	2.77%	2.73%

(A) Return on average tangible equity is calculated by dividing tangible equity by annualized net income. See non-GAAP financial measures reconciliation included in these tables.

(B) Calculated as total operating expenses as a percentage of total revenue. For non-GAAP efficiency ratio, see the non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except per share data)

(Unaudited)

	For the Nine Months Ended
	September 30,		Change
	2025	2024	$	%
Income Statement Data:
Interest income	$268,541	$241,635	$26,906	11%
Interest expense	124,173	134,537	(10,364)	-8%
Net interest income	144,368	107,098	37,270	35%
Wealth management fee income	47,176	45,976	1,200	3%
Service charges and fees	3,490	3,994	(504)	-13%
Bank owned life insurance	1,124	1,221	(97)	-8%
Gain on loans held for sale at fair value (Mortgage banking)	96	105	(9)	-9%
Loss/(gain) on loans held for sale at lower of cost or fair value	(364)	23	(387)	-1683%
Fee income related to loan level, back-to-back swaps	221	—	221	N/A
Gain on sale of SBA loans	1,026	1,214	(188)	-15%
Corporate advisory fee income	812	976	(164)	-17%
Other income	6,476	5,406	1,070	20%
Securities gains, net	7	—	7	N/A
Fair value adjustment for CRA equity security	362	279	83	30%
Total other income	60,426	59,194	1,232	2%

Total revenue	204,794	166,292	38,502	23%

Compensation and employee benefits	108,696	89,410	19,286	22%
Premises and equipment	19,471	16,490	2,981	18%
FDIC insurance expense	3,245	2,685	560	21%
Other expenses	22,218	19,231	2,987	16%
Total operating expenses	153,630	127,816	25,814	20%
Pretax income before provision for credit losses	51,164	38,476	12,688	33%
Provision for credit losses	15,847	5,762	10,085	175%
Income before income taxes	35,317	32,714	2,603	8%
Income tax expense	10,150	8,966	1,184	13%
Net income	$25,167	$23,748	$1,419	6%

Per Common Share Data:
Earnings per share (basic)	$1.43	$1.34	$0.09	7%
Earnings per share (diluted)	1.42	1.34	0.08	6%
Weighted average number of common shares outstanding:
Basic	17,630,517	17,691,309	(60,792)	0%
Diluted	17,763,871	17,746,560	17,311	0%
Performance Ratios:
Return on average assets (ROAA)	0.47%	0.49%	(0.02)%	-4%
Return on average equity (ROAE)	5.41%	5.42%	(0.01)%	0%
Return on average tangible equity (ROATCE) (A)	5.83%	5.88%	(0.05)%	-1%
Net interest margin (tax-equivalent basis)	2.76%	2.26%	0.50%	22%
GAAP efficiency ratio (B)	75.02%	76.86%	(1.84)%	-2%
Operating expenses / average assets	2.87%	2.65%	0.22%	8%

(A) Return on average tangible equity is calculated by dividing tangible equity by annualized net income. See non-GAAP financial measures reconciliation included in these tables.

(B) Calculated as total operating expenses as a percentage of total revenue. For non-GAAP efficiency ratio, see the non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in Thousands)

(Unaudited)

	As of
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2025	2025	2025	2024	2024
ASSETS
Cash and due from banks	$8,514	$7,524	$7,885	$8,492	$8,129
Federal funds sold	—	—	—	—	—
Interest-earning deposits	338,672	308,078	224,032	382,875	484,529
Total cash and cash equivalents	347,186	315,602	231,917	391,367	492,658
Securities available for sale	756,578	767,533	832,030	784,544	682,713
Securities held to maturity	97,414	98,623	100,285	101,635	103,158
CRA equity security, at fair value	13,403	13,278	13,236	13,041	13,445
FHLB and FRB stock, at cost (A)	11,387	11,467	12,311	12,373	12,459

Residential mortgage	649,523	649,703	630,245	614,840	591,374
Multifamily mortgage	1,796,533	1,794,854	1,775,132	1,799,754	1,784,861
Commercial mortgage	689,166	643,520	633,957	588,104	578,559
Commercial and industrial loans	2,662,661	2,543,092	2,528,235	2,397,699	2,247,853
Consumer loans	171,811	140,668	140,443	77,785	78,160
Home equity lines of credit	57,166	52,434	48,301	42,327	38,971
Other loans	405	261	359	411	389
Total loans	6,027,265	5,824,532	5,756,672	5,520,920	5,320,167
Less: Allowance for credit losses	68,642	81,770	75,150	72,992	71,283
Net loans	5,958,623	5,742,762	5,681,522	5,447,928	5,248,884

Premises and equipment	37,756	36,626	31,639	28,888	25,716
Accrued interest receivable	34,120	33,209	31,968	29,898	31,973
Bank owned life insurance	48,381	48,239	48,110	47,981	47,837
Goodwill and other intangible assets	44,111	44,383	44,655	44,926	45,198
Finance lease right-of-use assets	879	914	950	985	1,020
Operating lease right-of-use assets	37,692	38,291	39,456	40,289	41,650
Due from brokers	—	—	—	—	—
Other assets	52,112	49,746	52,573	67,383	47,081
TOTAL ASSETS	$7,439,642	$7,200,673	$7,120,652	$7,011,238	$6,793,792

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$1,323,492	$1,237,864	$1,184,860	$1,112,734	$1,079,877
Interest-bearing demand deposits	3,509,403	3,483,295	3,450,014	3,334,269	3,316,217
Savings	104,524	103,846	107,581	103,136	103,979
Money market accounts	1,226,506	1,095,665	1,087,959	1,078,024	902,562
Certificates of deposit – Retail	397,338	440,612	442,369	483,998	515,297
Certificates of deposit – Listing Service	899	1,841	3,773	6,861	7,454
Subtotal “customer” deposits	6,562,162	6,363,123	6,276,556	6,119,022	5,925,386
IB Demand – Brokered	—	—	10,000	10,000	10,000
Certificates of deposit – Brokered	—	—	—	—	—
Total deposits	6,562,162	6,363,123	6,286,556	6,129,022	5,935,386
Short-term borrowings	—	—	—	—	—
Finance lease liability	1,227	1,268	1,308	1,348	1,388
Operating lease liability	41,139	41,806	42,948	43,569	44,775
Subordinated debt, net	98,981	98,933	98,884	133,561	133,489
Due to brokers	25,125	—	—	18,514	—
Other liabilities	68,458	65,766	69,083	79,375	71,140
TOTAL LIABILITIES	6,797,092	6,570,896	6,498,779	6,405,389	6,186,178
Shareholders’ equity	642,550	629,777	621,873	605,849	607,614
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$7,439,642	$7,200,673	$7,120,652	$7,011,238	$6,793,792
Assets under management and / or administration at Peapack Private Bank & Trust's Wealth Management Division (market value, not included above-dollars in billions)	$12.9	$12.3	$11.8	$11.9	$12.1

(A) FHLB means "Federal Home Loan Bank" and FRB means "Federal Reserve Bank."

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2025	2025	2025	2024	2024
Asset Quality:
Loans past due over 90 days and still accruing	$—	$—	$—	$—	$—
Nonaccrual loans	84,142	114,958	97,170	100,168	80,453
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$84,142	$114,958	$97,170	$100,168	$80,453

Nonperforming loans to total loans	1.40%	1.97%	1.69%	1.81%	1.51%
Nonperforming assets to total assets	1.13%	1.60%	1.36%	1.43%	1.18%

Performing modifications (A)(B)	$101,501	$111,962	$63,259	$45,846	$51,796

Loans past due 30 through 89 days and still accruing	$28,817	$15,522	$28,323	$4,870	$31,446

Loans subject to special mention	$56,534	$86,907	$75,248	$46,518	$113,655

Classified loans	$134,982	$145,783	$142,273	$145,394	$147,422

Individually evaluated loans	$84,142	$114,958	$97,170	$99,775	$79,972

Allowance for credit losses ("ACL"):
Beginning of quarter	$81,770	$75,150	$72,992	$71,283	$67,984
Provision for credit losses (C)	4,871	6,577	4,494	1,753	1,227
(Charge-offs)/recoveries, net (D)	(17,999)	43	(2,336)	(44)	2,072
End of quarter	$68,642	$81,770	$75,150	$72,992	$71,283

ACL to nonperforming loans	81.58%	71.13%	77.34%	72.87%	88.60%
ACL to total loans	1.14%	1.40%	1.31%	1.32%	1.34%
Collectively evaluated ACL to total loans (E)	0.95%	1.06%	1.09%	1.09%	1.16%

(A) Amounts reflect modifications that are paying according to modified terms.

(B) Excludes modifications included in nonaccrual loans of $37.6 million at September 30, 2025, $38.1 million at June 30, 2025, $3.9 million at March 31, 2025, $3.6 million at December 31, 2024 and $3.7 million at September 30, 2024.

(C) Excludes a credit of $81,000 at September 30, 2025, provision of $9,000 at June 30, 2025, a credit of $23,000 at March 31, 2025, a credit of $15,000 at December 31, 2024 and a credit of $3,000 at September 30, 2024 related to off-balance sheet commitments.

(D) Includes charge-offs of $6.7 million related to three commercial mortgage loans and $11.3 million related to one equipment financing relationship for the quarter ended September 30, 2025.

(E) Total ACL less reserves to loans individually evaluated equals collectively evaluated ACL.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	September 30,	December 31,	September 30,
	2025	2024	2024
Capital Adequacy
Equity to total assets (A)	8.64%	8.64%	8.94%
Tangible equity to tangible assets (B)	8.09%	8.05%	8.33%
Book value per share (C)	$36.62	$34.45	$34.57
Tangible book value per share (D)	$34.10	$31.89	$32.00

(A) Equity to total assets is calculated as total shareholders’ equity as a percentage of total assets at quarter end.

(B) Tangible equity and tangible assets are calculated by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. Tangible equity as a percentage of tangible assets at quarter end is calculated by dividing tangible equity by tangible assets at quarter end. See Non-GAAP financial measures reconciliation included in these tables.

(C) Book value per common share is calculated by dividing shareholders’ equity by quarter end common shares outstanding.

(D) Tangible book value per share excludes intangible assets. Tangible book value per share is calculated by dividing tangible equity by quarter end common shares outstanding. See Non-GAAP financial measures reconciliation tables.

	As of
	September 30,		December 31,		September 30,
	2025		2024		2024
Regulatory Capital – Holding Company
Tier I leverage	$647,549	8.86%	$625,830	9.01%	$615,486	9.33%
Tier I capital to risk-weighted assets	647,549	10.47	625,830	11.51	615,486	11.67
Common equity tier I capital ratio to risk-weighted assets	647,543	10.47	625,824	11.51	615,474	11.67
Tier I & II capital to risk-weighted assets	815,770	13.20	806,404	14.84	800,961	15.19

Regulatory Capital – Bank
Tier I leverage (E)	$722,684	9.89%	$733,389	10.57%	$724,038	10.99%
Tier I capital to risk-weighted assets (F)	722,684	11.70	733,389	13.50	724,038	13.75
Common equity tier I capital ratio to risk-weighted assets (G)	722,678	11.70	733,383	13.50	724,026	13.75
Tier I & II capital to risk-weighted assets (H)	791,924	12.82	801,365	14.75	789,954	15.00

(E) Regulatory well capitalized standard (including capital conservation buffer) = 4.00% ($292 million)

(F) Regulatory well capitalized standard (including capital conservation buffer) = 8.50% ($525 million)

(G) Regulatory well capitalized standard (including capital conservation buffer) = 7.00% ($433 million)

(H) Regulatory well capitalized standard (including capital conservation buffer) = 10.50% ($649 million)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

LOANS CLOSED

(Dollars in Thousands)

(Unaudited)

	For the Quarters Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2025	2025	2025	2024	2024
Residential loans retained	$18,323	$34,990	$25,157	$39,279	$26,955
Residential loans sold	445	1,712	4,074	4,220	1,853
Total residential loans	18,768	36,702	29,231	43,499	28,808
Commercial real estate	78,825	24,086	47,280	15,800	4,300
Multifamily	47,991	73,350	6,800	12,550	11,295
Commercial (C&I) loans (A) (B)	453,554	200,671	257,282	432,115	242,829
SBA	6,821	7,090	5,928	5,964	9,106
Wealth lines of credit (A)	2,700	2,400	9,900	550	11,675
Total commercial loans	589,891	307,597	327,190	466,979	279,205
Installment loans	47,115	8,164	76,941	7,182	8,137
Home equity lines of credit (A)	11,755	5,154	4,805	10,236	10,421
Total loans closed	$667,529	$357,617	$438,167	$527,896	$326,571

	For the Nine Months Ended
	Sept 30,	Sept 30,
	2025	2024
Residential loans retained	$78,470	$54,703
Residential loans sold	6,231	8,239
Total residential loans	84,701	62,942
Commercial real estate	150,191	18,400
Multifamily	128,141	17,525
Commercial (C&I) loans (A) (B)	911,507	491,697
SBA	19,839	20,096
Wealth lines of credit (A)	15,000	26,475
Total commercial loans	1,224,678	574,193
Installment loans	132,220	16,669
Home equity lines of credit (A)	21,714	17,311
Total loans closed	$1,463,313	$671,115

(A) Includes loans and lines of credit that closed in the period but not necessarily funded.

(B) Includes equipment finance.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Three Months Ended
	September 30, 2025			September 30, 2024
	Average	Income/	Annualized	Average	Income/	Annualized
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$963,706	$7,504	3.11%	$865,892	$6,107	2.82%
Tax-exempt (A) (B)	—	—	—	—	—	—

Loans (B) (C):
Mortgages	650,299	7,337	4.51	579,949	5,834	4.02
Commercial mortgages	2,458,008	28,447	4.63	2,381,771	27,362	4.60
Commercial	2,586,780	42,790	6.62	2,159,648	37,588	6.96
Commercial construction	—	—	—	22,371	507	9.07
Installment	156,471	2,718	6.95	73,440	1,267	6.90
Home equity	53,781	1,020	7.59	38,768	814	8.40
Other	363	5	5.43	239	6	10.04
Total loans	5,905,702	82,317	5.58	5,256,186	73,378	5.58
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	304,681	2,960	3.89	326,707	3,982	4.88
Total interest-earning assets	7,174,089	92,781	5.17%	6,448,785	83,467	5.18%
Noninterest-earning assets:
Cash and due from banks	12,279			7,521
Allowance for credit losses	(82,803)			(70,317)
Premises and equipment	37,608			25,530
Other assets	136,238			139,042
Total noninterest-earning assets	103,322			101,776
Total assets	$7,277,411			$6,550,561

LIABILITIES:
Interest-bearing deposits:
Checking	$3,640,088	$29,975	3.29%	$3,214,186	$31,506	3.92%
Money markets	1,005,633	7,225	2.87	833,325	6,419	3.08
Savings	104,777	178	0.68	104,293	117	0.45
Certificates of deposit – retail	429,389	3,657	3.41	512,794	5,540	4.32
Subtotal interest-bearing deposits	5,179,887	41,035	3.17	4,664,598	43,582	3.74
Interest-bearing demand – brokered	—	—	—	10,000	134	5.36
Certificates of deposit – brokered	—	—	—	7,913	106	5.36
Total interest-bearing deposits	5,179,887	41,035	3.17	4,682,511	43,822	3.74
Borrowings	—	—	—	—	—	—
Capital lease obligation	1,242	13	4.19	1,401	15	4.28
Subordinated debt	98,954	924	3.74	133,449	1,685	5.05
Total interest-bearing liabilities	5,280,083	41,972	3.18%	4,817,361	45,522	3.78%
Noninterest-bearing liabilities:
Demand deposits	1,261,607			1,016,014
Accrued expenses and other liabilities	106,630			124,399
Total noninterest-bearing liabilities	1,368,237			1,140,413
Shareholders’ equity	629,091			592,787
Total liabilities and shareholders’ equity	$7,277,411			$6,550,561
Net interest income		$50,809			$37,945
Net interest spread			1.99%			1.40%
Net interest margin (D)			2.81%			2.34%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Three Months Ended
	September 30, 2025			June 30, 2025
	Average	Income/	Annualized	Average	Income/	Annualized
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$963,706	$7,504	3.11%	$1,037,598	$8,370	3.23%
Tax-exempt (A) (B)	—	—	—	—	—	—

Loans (B) (C):
Mortgages	650,299	7,337	4.51	640,955	7,138	4.45
Commercial mortgages	2,458,008	28,447	4.63	2,426,318	27,392	4.52
Commercial	2,586,780	42,790	6.62	2,539,929	42,015	6.62
Commercial construction	—	—	—	—	—	—
Installment	156,471	2,718	6.95	140,133	2,403	6.86
Home equity	53,781	1,020	7.59	50,613	946	7.48
Other	363	5	5.43	348	5	5.75
Total loans	5,905,702	82,317	5.58	5,798,296	79,899	5.51
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	304,681	2,960	3.89	183,584	1,618	3.53
Total interest-earning assets	7,174,089	92,781	5.17%	7,019,478	89,887	5.12%
Noninterest-earning assets:
Cash and due from banks	12,279			8,237
Allowance for credit losses	(82,803)			(76,811)
Premises and equipment	37,608			35,501
Other assets	136,238			130,550
Total noninterest-earning assets	103,322			97,477
Total assets	$7,277,411			$7,116,955

LIABILITIES:
Interest-bearing deposits:
Checking	$3,640,088	$29,975	3.29%	$3,558,108	$29,116	3.27%
Money markets	1,005,633	7,225	2.87	950,891	6,544	2.75
Savings	104,777	178	0.68	104,114	147	0.56
Certificates of deposit – retail	429,389	3,657	3.41	447,422	4,002	3.58
Subtotal interest-bearing deposits	5,179,887	41,035	3.17	5,060,535	39,809	3.15
Interest-bearing demand – brokered	—	—	—	9,121	110	4.82
Certificates of deposit – brokered	—	—	—	—	—	—
Total interest-bearing deposits	5,179,887	41,035	3.17	5,069,656	39,919	3.15
Borrowings	—	—	—	44,656	505	4.52
Capital lease obligation	1,242	13	4.19	1,283	13	4.05
Subordinated debt	98,954	924	3.74	98,905	924	3.74
Total interest-bearing liabilities	5,280,083	41,972	3.18%	5,214,500	41,361	3.17%
Noninterest-bearing liabilities:
Demand deposits	1,261,607			1,172,535
Accrued expenses and other liabilities	106,630			108,020
Total noninterest-bearing liabilities	1,368,237			1,280,555
Shareholders’ equity	629,091			621,900
Total liabilities and shareholders’ equity	$7,277,411			$7,116,955
Net interest income		$50,809			$48,526
Net interest spread			1.99%			1.95%
Net interest margin (D)			2.81%			2.77%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Nine Months Ended
	September 30, 2025			September 30, 2024
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$1,010,936	$24,087	3.18%	$820,594	$16,411	2.67%
Tax-exempt (A) (B)	—	—	—	—	—	—

Loans (B) (C):
Mortgages	636,268	21,146	4.43	578,187	16,836	3.88
Commercial mortgages	2,423,225	82,017	4.51	2,420,772	81,783	4.50
Commercial	2,520,420	124,909	6.61	2,196,921	112,214	6.81
Commercial construction	—	—	—	20,981	1,425	9.06
Installment	134,883	6,914	6.83	68,605	3,524	6.85
Home equity	50,143	2,811	7.47	37,255	2,298	8.22
Other	339	15	5.95	218	19	11.62
Total loans	5,765,278	237,812	5.50	5,322,939	218,099	5.46
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	259,707	7,354	3.78	225,070	7,922	4.69
Total interest-earning assets	7,035,921	269,253	5.10%	6,368,603	242,432	5.08%
Noninterest-earning assets:
Cash and due from banks	9,646			8,384
Allowance for credit losses	(78,040)			(68,337)
Premises and equipment	34,382			24,917
Other assets	130,645			109,152
Total noninterest-earning assets	96,633			74,116
Total assets	$7,132,554			$6,442,719

LIABILITIES:
Interest-bearing deposits:
Checking	$3,548,745	$87,168	3.28%	$3,088,218	$88,192	3.81%
Money markets	979,675	20,487	2.79	794,297	17,959	3.01
Savings	104,983	443	0.56	106,200	302	0.38
Certificates of deposit – retail	448,187	12,022	3.58	498,353	15,762	4.22
Subtotal interest-bearing deposits	5,081,590	120,120	3.15	4,487,068	122,215	3.63
Interest-bearing demand – brokered	6,337	210	4.42	10,000	394	5.25
Certificates of deposit – brokered	—	—	—	78,042	2,950	5.04
Total interest-bearing deposits	5,087,927	120,330	3.15	4,575,110	125,559	3.66
Borrowings	15,215	516	4.53	87,224	3,848	5.88
Capital lease obligation	1,282	40	4.16	2,491	75	4.01
Subordinated debt	108,065	3,287	4.06	133,377	5,055	5.05
Total interest-bearing liabilities	5,212,489	124,173	3.18%	4,798,202	134,537	3.74%
Noninterest-bearing liabilities:
Demand deposits	1,185,955			959,571
Accrued expenses and other liabilities	113,521			101,247
Total noninterest-bearing liabilities	1,299,476			1,060,818
Shareholders’ equity	620,589			583,699
Total liabilities and shareholders’ equity	$7,132,554			$6,442,719
Net interest income		$145,080			$107,895
Net interest spread			1.92%			1.34%
Net interest margin (D)			2.76%			2.26%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding at period end. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue. We calculate the efficiency ratio by dividing total noninterest expenses, excluding other real estate owned provision, as determined under GAAP, by net interest income and total noninterest income as determined under GAAP, but excluding net gains/(losses) on loans held for sale at lower of cost or fair value and excluding net gains on securities from this calculation, which we refer to below as recurring revenue. We believe that this provides a reasonable measure of core expenses relative to core revenue.

We believe these non-GAAP financial measures provide information that is important to investors and useful in understanding our financial position, results and ratios because our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
Tangible Book Value Per Share	2025	2025	2025	2024	2024
Shareholders’ equity	$642,550	$629,777	$621,873	$605,849	$607,614
Less: Intangible assets, net	44,111	44,383	44,655	44,926	45,198
Tangible equity	$598,439	$585,394	$577,218	$560,923	$562,416

Period end shares outstanding	17,548,471	17,636,264	17,726,251	17,586,616	17,577,747
Tangible book value per share	$34.10	$33.19	$32.56	$31.89	$32.00
Book value per share	36.62	35.71	35.08	34.45	34.57

Tangible Equity to Tangible Assets
Total assets	$7,439,642	$7,200,673	$7,120,652	$7,011,238	$6,793,792
Less: Intangible assets, net	44,111	44,383	44,655	44,926	45,198
Tangible assets	$7,395,531	$7,156,290	$7,075,997	$6,966,312	$6,748,594

Tangible equity to tangible assets	8.09%	8.18%	8.16%	8.05%	8.33%
Equity to assets	8.64%	8.75%	8.73%	8.64%	8.94%

(Dollars in thousands, except per share data)

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
Return on Average Tangible Equity	2025	2025	2025	2024	2024
Net income	$9,631	$7,941	$7,595	$9,240	$7,587

Average shareholders’ equity	$629,091	$621,900	$610,573	$600,808	$592,787
Less: Average intangible assets, net	44,266	44,538	44,815	45,079	45,350
Average tangible equity	$584,825	$577,362	$565,758	$555,729	$547,437

Return on average tangible common equity	6.59%	5.50%	5.37%	6.65%	5.54%

(Dollars in thousands)

	For the Nine Months Ended
	Sept 30,	Sept 30,
Return on Average Tangible Equity	2025	2024
Net income	$25,167	$23,748

Average shareholders’ equity	$620,589	$583,699
Less: Average intangible assets, net	44,538	45,625
Average tangible equity	576,051	538,074

Return on average tangible common equity	5.83%	5.88%

(Dollars in thousands)

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
Efficiency Ratio	2025	2025	2025	2024	2024
Net interest income	$50,573	$48,290	$45,505	$41,908	$37,681
Total other income	20,121	21,451	18,854	19,928	18,938
Add:
Fair value adjustment for CRA equity security	(125)	(42)	(195)	(549)	(474)
Less:
Loss on loans held for sale at lower of cost or fair value	364	—	—	—	—
Income from life insurance proceeds	—	—	—	—	(55)
Gain on securities sale, net	—	(7)	—	—	—
Gain on lease termination	—	(875)	—	—	—
Total recurring revenue	70,933	68,817	64,164	61,287	56,090

Operating expenses	52,297	51,893	49,440	47,860	44,649
Total operating expense	52,297	51,893	49,440	47,860	44,649

Efficiency ratio	73.73%	75.41%	77.05%	78.09%	79.60%

(Dollars in thousands)

	For the Nine Months Ended
	Sept 30,	Sept 30,
Efficiency Ratio	2025	2024
Net interest income	$144,368	$107,098
Total other income	60,426	59,194
Add:
Fair value adjustment for CRA equity security	(362)	(279)
Less:
Loss/(gain) on loans held for sale at lower of cost or fair value	364	(23)
Income from life insurance proceeds	—	(236)
Gain on securities sale, net	(7)	—
Gain on lease termination	(875)	—
Total recurring revenue	203,914	165,754

Operating expenses	153,630	127,816
Total operating expense	153,630	127,816

Efficiency ratio	75.34%	77.11%